EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

FIRST: The name of the corporation is Hour Corp (hereinafter called the “Corporation”)

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Ten Million {10,000,000). The par value of each of such shares is One One Thousandth of a Dollar ($.001). All such shares are of one class and are shares of common stock.

FIFTH: The name and mailing address of the incorporator are as follows:

Generation Capital Associates

617 West End Avenue

New York, NY 10024

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

EIGHTH: The Board of Directors shall have power without the assent or vote of the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.

NINTH: The Board of Directors shall have the power to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 15th day of December, 1986.

Frank E. Hart, General Partner Generation Capital Associates

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOUR CORP.

HOUR CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

RESOLVED: That the Certificate of Incorporation of the Corporation be amended by changing Article FOURTH and adding thereto a new Article TENTH which shall read in its entirety as follows

FOURTH: The total number of shares of stock which this corporation is authorized to issue is Five Hundred Fifty Million (550,000,000) shares of the par value of $.0001 each, amounting to Fifty Five Thousand Dollars ($55,000.00)

TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Donald C. Holmes, its President, and attested by Louis Zauderer, its Secretary, this lst day of May A.D. 1987.

Attested by:
	Secretary	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOUR CORP.

HOUR CORP, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST. The name of this corporation shall be:

D.H.Z. CAPITAL CORP.

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation. Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by DONALD C. HOLMES its President, and attested by LOUIS ZAUDERER

its Secretary, this FIRST day of JUNE A.D. 1987.

President

Attested by: Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

D.H.Z. CAPITAL CORP.

D.H.Z. Capital Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: The Corporation was originally incorporated under the name Hour Corp. The Corporation changed its name to D.H.Z. Capital Corp. on June 1, 1987.

SECOND: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and authorizing a written consent of the stockholders of said corporation to be executed for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article FIRST to read in its entirety as set forth below:

FIRST: The name of the Corporation is “Full House Resorts, Inc.”

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article FOURTH and adding a second paragraph to such Article so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares that the Corporation may issue is 30,000,000, of which 25,000,000 shall be shares of Common Stock, $.0001 par value, and 5,000,000 shall be shares of Preferred Stock, $.0001 par value.

Each share of Common Stock, $.0001 par value, of the Corporation, whether issued or unissued (the “Pre-Split Common Stock”) shall become, effective as of the close of business on September     , 1992 (on which date a Certificate of Amendment was filed with the Secretary of State of Delaware with respect to this Article Fourth), and thereafter continue to be, one-two hundredth of a share of Common Stock of this Corporation, $.0001 par value (the “Post-Split Common Stock”), provided that the shares of Pre-Split Common Stock issued in the name of any holder as of such time shall be converted only into a whole number of shares at the rate of one share for each two-hundred shares theretofore issued and any fractional shares thus resulting shall be treated in the manner specified below. Each holder of record of issued and outstanding shares of this Corporation’s Pre-Split Common Stock, at the close of business on said date, shall be entitled to receive, upon surrender of his or her stock certificate or certificates, a new certificate representing the number of shares of Post-Split Common Stock of which he or she is the owner after giving effect to the provisions of this Article Fourth. Each Stockholder who has an aggregate number of shares of Pre-Split Common Stock registered in his or her name as of the Effective Date so that he or she would otherwise, after giving effect to all such shares so registered, be entitled to receive a fraction of a share of the Post-Split Common Stock as a result of the reverse stock split will have such fractional share rounded up to the nearest whole share number of Post-Split Common Stock at no additional cost.

THIRD: This Amendment provides for a change from 99,930,000 authorized and issued shares of Common Stock, $.0001 par value, and 450,070,000 authorized and unissued shares of Common Stock, $.0001 par value, to 499,650 authorized and issued shares of Common Stock, $.0001 par value, and 24,500,350 authorized and unissued shares of Common Stock, $.0001 par value, and 5,000,000 shares of authorized and unissued Preferred Stock $.0001 par value. The terms of such change are as follows: Upon the close of business on the date of filing of this Certificate of Amendment with the Secretary of State (the “Effective Date”), each share of the Corporation’s Pre-Split Common Stock whether issued or unissued will automatically, without any action on the part of the holder thereof, be reclassified pursuant to a reverse split on a one for two hundred share basis, so that each share of Pre-Split Common Stock immediately prior to the filing of this Certificate of Amendment shall be converted into one-two hundredth of a share of the Corporation’s Pre-Split Common Stock (for the purposes of this Paragraph Third, the “Post-Split Common Stock”) without any action by the holder thereof. Stockholders who, as of the Effective Date, own a number of shares of Pre-Split Common Stock such that as a result of the reverse stock split, would be entitled to a fraction of a share of the Post-Split Common Stock, will have such fractional share rounded up to the nearest whole share number of Post-Split Common Stock at no additional cost. All Pre-Split Common Stock will be cancelled with no rights other than the right to receive Post-Split Common Stock. Each holder of record of issued and outstanding shares of Pre-Split Common Stock at the close of business on the Effective Date shall be entitled to receive, upon surrender of his or her stock certificate(s), a new certificate representing the number of shares Post-Split Common Stock of which he or she is the owner after giving effect to the provisions of Article Second of this Certificate of Amendment. The relative preferences, powers, rights, qualifications, limitations and restrictions in respect of the Post-Split Common Stock are unchanged from that of the Pre-Split Common Stock.

FOURTH: That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of said corporation was duly authorized and properly consented to in accordance with Section 228 of the General Corporation law of the state of Delaware such written consent was signed by the holders of outstanding stock constituting the necessary number of shares as required by statute to be voted in favor of the amendment and written notice has been given to those stockholders who have not consented in writing.

FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Donald C. Holmes, its President, and Louis Zauderer, its Secretary, this 7th day of August, 1992.

Donald C. Holmes, President

ATTEST:
Attested by: Secretary